Exhibit 99.2
REVOCABLE PROXY
MORGAN BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS –                                         ,                     , 2007
This Proxy is Solicited on Behalf of the Morgan Bancorp, Inc. Board of Directors
The undersigned hereby (i) appoints                                                             , as Proxy holder and attorney, with full power of substitution, to appear and vote all of the Common Shares of Morgan Bancorp, Inc. which the undersigned shall be entitled to vote at the Special Meeting of Shareholders of the Company, to be held on                                         , 2007 at                     :                                           .m., local time, at                                                              , and at any adjournments thereof, and (ii) authorizes and directs said proxy holder to vote all of the common shares of Morgan Bancorp, Inc. represented by this proxy as directed below, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted “FOR” such proposal. Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
The Board of Directors recommends a vote “FOR” the proposals listed below.
1.	To adopt the Agreement and Plan of Merger, dated as of January 15, 2007, by and between Morgan Bancorp, Inc. and LNB Bancorp, Inc., pursuant to which Morgan Bancorp, Inc. will merge with and into LNB Bancorp, Inc. and approve the merger.
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN
No other matters other than those described in the proxy statement / prospectus will be presented at the special meeting of shareholders.
In the event that the undersigned shareholder attends and elects to vote at the Special Meeting, or any adjournment therof, such shareholder must notify the Secretary of Morgan Bancorp, Inc. of his/her/their decision to terminate this proxy, at which point the power of said attorney(s) and proxies shall be deemed terminated and of no further force or effect. The undersigned shareholder may also revoke this proxy by sending written notice to the Secretary of Morgan Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.
By signing below, the undersigned shareholder hereby revokes all previously given Proxies. Furthermore, the undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying proxy statement / prospectus prior to the execution of this proxy.

Your signature on this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Print Name of Shareholder	Print Name of Shareholder

Signature	Signature

Date:	Date:
Please date, sign and return promptly in the accompanying envelope.